                                                                      [S1 LOGO]

                                                                   EXHIBIT 99.1

CONTACTS:

John Chalk                                       Marcy Theobald
S1 Corporation                                   S1 Corporation
404-812-6671                                     404-812-6254
john.chalk@s1.com                                marcy.theobald@s1.com

S1 CORPORATION REPORTS RECORD SECOND QUARTER 2000 RESULTS

HIGHLIGHTS:

- SECOND QUARTER REVENUES OF $59.1 MILLION INCREASED 277% OVER SECOND QUARTER 1999 AND 17% OVER FIRST QUARTER 2000.

- TOTAL GROSS MARGIN OF $26.1 MILLION IMPROVED 285% OVER SECOND QUARTER 1999 AND 45% OVER FIRST QUARTER 2000.

- EXCLUDING MERGER-RELATED COSTS AND OTHER NON-CASH CHARGES, EBITDA TOTALED ($14.6) MILLION OR ($0.27) PER SHARE IN Q200.

- S1 DATA CENTER END USERS TOTALED 552,000 AT THE END OF JUNE 2000, UP 382% OVER SECOND QUARTER 1999 AND UP 34% OVER FIRST QUARTER 2000.

-    CASH AND INVESTMENT SECURITIES TOTALED $285 MILLION AT END OF THE QUARTER.

-    OVER 900 FINANCIAL INSTITUTIONS NOW USING S1 SOFTWARE PRODUCTS.

-    TOTAL END-USERS OF S1 PRODUCTS OVER 4 MILLION.

         ATLANTA, AUGUST 1, 2000 - S1 Corporation (NASDAQ:SONE), a leading provider of Internet-based solutions for the financial services industry, reported revenues of $59.1 million for the quarter ended June 30, 2000, a 277% increase over the $15.7 million recorded for the prior year quarter. Excluding merger related and non-cash charges, the Company posted an EBITDA (earnings before interest, taxes, depreciation and amortization) loss of $14.6 million or $0.27 per share.

              "A significant component of our strategy has been to leverage our global infrastructure and partner network to continue to expand our market share, product breadth and business model around the world in areas, such as Europe, Latin America, Asia Pacific and Japan, where the adoption rates of Internet-based and wireless eFinance are rapidly increasing," said James S. Mahan III, CEO of S1 Corporation. "We will continue to execute on this strategy, as well as maximize the opportunities here in the United States in the large and community financial service marketplace, to maintain our leadership position and the momentum generated by the successes of our core financial service operations, our subsidiary businesses and our increasing network of strategic alliances."

         Software license revenues in the second quarter were $15.3 million, or 558% higher than the prior year quarter. Professional services revenues increased to $37.2 million in the second quarter 2000, a 241% increase over the prior year quarter. Data Center revenues of $5.3 million in the second quarter were 160% above the second quarter 1999. The Company recorded a 34% quarterly sequential increase in the number of end users processed through the S1 Data Center, an increase of 382% over the second quarter 1999. As of June 30, 2000, the total number of end users in the Data Center was 552,000.

                  FINANCIAL SUMMARY:

(In thousands, except per share amounts)

                      SECOND QUARTER
                 -------------------------
                                                   2000             1999
                                                ----------       -----------
             Revenues                            $  59,084         $  15,675
             Direct costs                           32,981             8,892
                                                    ------             -----
             Gross margin                        $  26,103         $   6,783
             EBITDA(1)                          ($ 14,574)        ($    962)
             EBITDA per share(1)                ($   0.27)        ($   0.04)

(1) Excludes merger-related costs, stock option compensation expense, acquired in-process research and development and non-cash marketing expense.

         During the second quarter, the $59.1 million in revenues were derived from the following sources:

                                                   SECOND QUARTER 2000
                                                   -------------------
                                                 Licenses     Services    Data Center    Other     Total
                                                 --------     --------    -----------    -----     -----
     Financial Institution Division               $  7,652     $33,224         $4,733   $1,207    $46,816
     Edify Call Center Technology Division           7,678       4,006                             11,684
     VerticalOne Division                                                         584                 584
         Total                                     $15,330     $37,230         $5,317   $1,207    $59,084


                                                 FIRST QUARTER 2000
                                                 ------------------
                                                 Licenses     Services    Data Center    Other     Total
                                                 ---------    --------    -----------    ------    -----
     Financial Institution Division               $  3,666     $30,969         $3,193   $1,761    $39,589
     Edify Call Center Technology Division           7,053       3,413                             10,466
     VerticalOne Division                                                         314                 314
         Total                                     $10,719     $34,382         $3,507   $1,761    $50,369

         License revenues increased from $10.8 million in the first quarter 2000 to $15.3 million in the second quarter of 2000, primarily as a result of the inclusion of $3.3 million in license sales from the acquisition of Q Up during the quarter. Data Center revenues increased to $5.3 million, or 52% over the first quarter of 2000 due to growth in financial institutions and end users now running in S1 Data Centers.

         "While we were pleased with the sequential growth in the Edify Call Center Technology Division, the international operations and the incremental revenues associated with the two acquisitions completed during the second quarter, domestic competitive pricing pressures impacted the revenue growth both in the Americas and in the VerticalOne subsidiary," stated Robert F. Stockwell, CFO of S1 Corporation. "As we focus on maintaining our leadership position in the account aggregation and the large domestic financial institution spaces, the existing pricing pressures could have a future impact on revenues and gross margins."

         The Company's gross margin for the second quarter 2000 was $26.1 million, or 44% compared to 36% in the immediate prior quarter and 43% for the second quarter of 1999. The Company's software license margin improved from 86% in the first quarter of 2000 to 92% in the second quarter of 2000. The increase in the software license margin was primarily driven by a change in the product mix sold through the Edify Call Center Technology Division. The professional services margin increased to 31% in the second quarter versus 25% in the first quarter of 2000 as a result of increasing services margins across all S1 Divisions. S1's Data Center margin was 10% in the second quarter 2000 compared to 4% in the first quarter 2000. While data center revenues grew at a strong pace, costs also increased as a result of the consolidation of the Data Center operations of the two acquisitions completed during the quarter. S1 is currently in the process of integrating the acquired Data Center operations into its existing Data Center facility which should result in future cost efficiencies in the operation.

         In the second quarter 2000, S1 incurred a net loss of $153 million, or $2.82 per share, compared to a net loss of $2.2 million, or $0.08 per share, for the second quarter 1999. The second quarter loss includes $126.5 million or $2.34 per share of amortization of acquisition intangibles and a charge for acquired in-process research and development. At the end of the second quarter, the Company had cash and marketable securities of $285 million available to fund operations.

OPERATIONAL REVIEW HIGHLIGHTS:

ACQUISITIONS

- During the second quarter S1 completed its acquisitions of Davidge Data Systems and Q UP Systems.

STRATEGIC ALLIANCES

- S1 and IBM entered into an alliance to jointly market and sell the S1 Corporate Suite, with IBM expanding its financial services e-business practice to include S1 specialists focused on providing consulting, customization and integration services.

- S1 received equity investments totaling US$244 million from five of the world's largest financial service providers: Zurich Financial Services Group (SWX:ZUAN and LSE:ADZ), Allianz AG (DAX:G.ALL), FleetBoston Financial Corporation (NYSE:FBF), J.P. Morgan (NYSE:JPM) and a large, US-based insurance company.

- S1 formed an alliance with LendingTree to integrate LendingTree's Lend-X(sm) technology into the S1 Consumer Suite platform to provide enhanced Internet-based loan management capabilities.

PRODUCT UPDATE

- S1 launched its consumer insurance application, making the S1 Consumer Suite the industry's first solution that provides financial institutions with fully integrated banking, insurance and brokerage Internet-based applications.

VERTICALONE MILESTONES

- VerticalOne signed FreeRealTime, INTRUST Bank, YouDecide.com, CNBC, LifeMinders, Centura Banks, and Internet Appliance Network to distribute its service, bringing the total of its live destination partners to 30. At June 30, 2000, VerticalOne had more than 131,000 end users live on its service.

EDIFY MILESTONES

- Edify added Wireless Application Protocol (WAP) technology to its Internet application. Edify signed Australia and New Zealand Banking Group Limited
     (ANZ) as its first customer scheduled to integrate the company's wireless Internet application into its existing Internet banking platform. Edify also announced that its wireless Internet solutions now include support for Short Messaging Services (SMS), a feature of the GSM protocol, the world's most widely deployed protocol for mobile telephones and devices.

Q UP SYSTEMS

- During the second quarter, Q Up announced several product developments, including the launch of its e-Commerce Portal, a partnership with InsureRate, and its plans to distribute VerticalOne's account aggregation service within Q Up's solutions.

DATA CENTER

- S1's European Data Center remains on track to open in the fourth quarter 2000. In addition, OCBC's finatiQ, Asia's first Internet-only bank, is live in S1's Asia Pacific Data Center. During the quarter, VerticalOne hosting was moved to the S1 Data Center.

CUSTOMERS

- S1 had 72 new clients in production at June 30, 2000 and 165 customer projects are currently underway for 119 institutions with 35 new projects targeted for the Data Center. In total, S1 had more than four million end users worldwide at the end of the second quarter 2000.

ABOUT S1 CORPORATION

         S1 (NASDAQ:SONE), the pioneer of Internet banking, is today's global provider of innovative Internet-based financial services solutions. S1 offers a broad range of applications that empower financial organizations to increase revenue, strengthen customer relationships and gain competitive advantage by meeting the evolving needs of their customers across various lines of business, market segments and delivery channels. Through its professional services organization, S1's applications can be implemented in-house or outsourced to the S1 Data Center. Additional information about S1 is available at http://www.s1.com.

              The Company will hold a conference call to discuss second quarter 2000 results at 5:00 PM EST on August 1, 2000. Simultaneous to the call, management's presentation will be available on the Web at www.s1.com/Q2. S1 will also broadcast the call over the Internet at VCall and Yahoo Finance. To listen to the conference call, go to VCall:

-    http://www.vcall.com/NASApp/VCall/ConsoleFrameset?ID=3341

Or Yahoo Finance:

-    http://webevents.broadcast.com/financecalls/event/index.asp?EarningsID=1276

FORWARD-LOOKING STATEMENTS

         This press release includes statements and other matters which are forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations. The statements contained in this release that are forward-looking are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include, but are in no way limited to:

- the possibility that the anticipated benefits from our acquisition transactions will not be fully realized;

- the possibility that costs or difficulties related to our integration of acquisitions will be greater than expected;

- our dependence on the timely development, introduction and customers acceptance of new internet services;

- rapidly changing technology and shifting demand requirements and internet usage patterns;

- other risks and uncertainties, including the impact of competitive services, products and prices, the unsettled conditions in the internet and other high-technology industries and the ability to attract and retain key personnel; and

- other risk factors as may be detailed from time to time in our public announcements and filings with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 1999.

In addition, nothing in the press release should be viewed as an update or comment on earlier forward looking statements provided by S1 Corporation. As noted above, because actual results, performance or developments may differ materially from forward-looking statements, S1 will not update such statements over the course of future periods.

                                     # # #

                         3390 Peachtree Rd., Ste. 1700

                             Atlanta, Georgia 30326

                                 S1 CORPORATION

                            SELECTED FINANCIAL DATA

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                      THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                           JUNE 30,                      JUNE 30,
                                                                  ---------------------------  ----------------------------
                                                                      2000         1999            2000          1999
                                                                  ---------------------------  ----------------------------
REVENUES:
     Software licenses                                                 $15,330        $2,330         $26,049        $4,638

     Professional services                                              37,230        10,911          71,612        18,633

     Data center                                                         5,317         2,044           8,824         3,591

     Other                                                               1,207           390           2,968           813
                                                                  ---------------------------  ----------------------------

           Total revenues                                               59,084        15,675         109,453        27,675
                                                                  ---------------------------  ----------------------------
DIRECT COSTS:
     Software licenses                                                   1,226            99           2,747           232

     Professional services                                              25,865         6,431          51,749        11,386

     Data center                                                         4,806         2,029           8,158         3,716

     Other                                                               1,084           333           2,678           677
                                                                  ---------------------------  ----------------------------


           Total direct costs                                           32,981         8,892          65,332        16,011
                                                                  ---------------------------  ----------------------------

           Gross margin                                                 26,103         6,783          44,121        11,664
                                                                  ---------------------------  ----------------------------
OPERATING EXPENSES:

     Selling and marketing                                              13,396         1,174          24,802         2,253

     Product development                                                15,830         4,439          30,822         8,760

     General and administrative                                         11,451         2,132          20,802         3,694

     Depreciation and amortization                                       6,129         1,267           9,533         2,461

     Stock option compensation expense                                   1,599           107           2,724           214

     Marketing cost from warrants issued                                   362             -           4,962             -

     Merger related costs                                                6,344           250          13,158           250

     Acquired in-process research and development                       14,100             -          14,100             -

     Amortization of acquisition intangibles                           112,386           103         189,513           206
                                                                  ---------------------------  ----------------------------

           Total operating expenses                                    181,597         9,472         310,416        17,838
                                                                  ---------------------------  ----------------------------


           Operating loss                                            (155,494)       (2,689)       (266,295)       (6,174)

Interest and investment income                                           2,498           527          38,091           754
                                                                  ---------------------------  ----------------------------


NET LOSS                                                            $(152,996)      $(2,162)      $(228,204)      $(5,420)
                                                                  ---------------------------  ----------------------------


EBITDA per share (1)                                                    (0.27)        (0.04)          (0.62)        (0.12)
Loss per common share from depreciation, amortization and other
charges                                                                 (2.60)        (0.06)          (4.47)        (0.12)
                                                                  ---------------------------  ----------------------------

Loss per common share from operations                                   (2.87)        (0.10)          (5.09)        (0.24)

Interest and investment income per share                                  0.05          0.02            0.73          0.03
                                                                  ---------------------------  ----------------------------

      Net loss per common share                                        $(2.82)       $(0.08)         $(4.36)       $(0.21)
                                                                  ---------------------------  ----------------------------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                          54,167,563    26,051,942      52,332,810    25,378,877

COMMON SHARES OUTSTANDING AT END OF PERIOD                          54,988,454    27,557,074      54,988,454    27,557,074

                                                                    JUNE 30,       DEC. 31,
                                                                      2000           1999
                                                                  ---------------------------
Cash and investment securities                                        $284,519      $130,604

Accounts receivable, net                                                81,659        70,136

Deferred revenue                                                        34,513        29,752

(1) Excludes merger related costs, stock option compensation expense, acquired in-process research and development and non-cash marketing expense.

                                 S1 CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT SHARE, PER SHARE, END-USER AND PER END-USER DATA)
                                  (UNAUDITED)


                                                      6/30/1999 9/30/1999 12/31/1999 3/31/2000 6/30/2000
                                                      ----------------------------------------------------
REVENUES:
     Software licenses                                   $2,330    $2,260   $12,152   $10,719   $15,330

     Professional services                               10,911    14,769    23,030    34,382    37,230

     Data center                                          2,044     2,072     3,195     3,507     5,317

     Other                                                  390     5,698     2,039     1,761     1,207
                                                      ----------------------------------------------------

           Total revenues                                15,675    24,799    40,416    50,369    59,084
                                                      ----------------------------------------------------
DIRECT COSTS:
     Software licenses                                       99        99       311     1,521     1,226

     Professional services                                6,431     8,480    16,461    25,884    25,865

     Data center                                          2,029     2,163     3,129     3,352     4,806

     Other                                                  333     4,425     2,010     1,594     1,084
                                                      --------------------------------------------------

           Total direct costs                             8,892    15,167    21,911    32,351    32,981
                                                      ----------------------------------------------------

           Gross margin                                   6,783     9,632    18,505    18,018    26,103
                                                      ----------------------------------------------------
OPERATING EXPENSES:

     Selling and marketing                                1,174     1,153     8,763    11,406    13,396

     Product development                                  4,439     5,221    10,055    14,992    15,830

     General and administrative                           2,132     3,291     6,928     9,351    11,451

     Depreciation and amortization                        1,267     1,465     2,998     3,404     6,129

     Stock option compensation expense                      107       107       797     1,125     1,599

     Marketing cost from warrant
     issued                                                   -            -         715      4,600         362
     Merger related costs                                   250        1,851       6,643      6,814       6,344

     Acquired in-process research and
     development                                              -            -      59,300          -      14,100
     Amortization of acquisition
     intangibles                                            103            -      40,000     77,127     112,386
                                                      ----------------------------------------------------------
           Total operating expenses                       9,472       13,088     136,199    128,819     181,597
                                                      ----------------------------------------------------------
Operating loss                                          (2,689)      (3,456)   (117,694)  (110,801)   (155,494)

Interest and investment income                              527          777         706     35,593       2,498
                                                      ----------------------------------------------------------
NET LOSS                                               $(2,162)     $(2,679)   $(116,988) $(75,208)   $(152,996)
                                                      ----------------------------------------------------------
EBITDA (1)                                               $(962)        $(33)    $(7,241)  $(17,731)   $(14,574)

EBITDA per share (1)                                    $(0.04)      $(0.00)     $(0.19)    $(0.35)     $(0.27)
Loss per common share from depreciation,
amortization and other charges                           (0.06)       (0.13)      (2.88)     (1.85)      (2.60)
                                                      ----------------------------------------------------------
Loss per common share from operations
                                                         (0.10)       (0.13)      (3.07)     (2.20)      (2.87)

Interest and investment income per share                   0.02         0.03        0.02       0.71        0.05
                                                      ----------------------------------------------------------
      Net loss per common share                         $(0.08)      $(0.10)     $(3.05)    $(1.49)     $(2.82)
                                                      ----------------------------------------------------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING            26,051,942   27,628,446  38,339,221 50,456,210  54,167,563

COMMON SHARES OUTSTANDING AT END OF PERIOD            27,557,074   27,701,489  48,831,243 51,163,353  54,988,454

GROSS MARGIN PERCENTAGES:

Software licenses                                        $2,231       $2,161     $11,841     $9,198     $14,104
    Percentage                                              96%          96%         97%        86%         92%

 Professional services                                   $4,480       $6,289      $6,569     $8,498     $11,365
    Percentage                                              41%          43%         29%        25%         31%

 Data center                                                $15        $(91)         $66       $155        $511
    Percentage                                               1%         (4%)          2%         4%         10%

                                                      ----------------------------------------------------------
 Gross margin before other revenue                       $6,726       $8,359     $18,476    $17,851     $25,980
                                                      ----------------------------------------------------------
    Percentage                                              44%          44%         48%        37%         45%
                                                      ----------------------------------------------------------
 Other
                                                           $57       $1,273         $29       $167        $123
    Percentage                                              15%          22%          1%         9%         10%
                                                      ----------------------------------------------------------

 Total gross margin                                      $6,783       $9,632     $18,505    $18,018     $26,103
                                                      ----------------------------------------------------------
    Percentage                                              43%          39%         46%        36%         44%
                                                      ----------------------------------------------------------

DATA CENTER REVENUE PER QUARTERLY AVERAGE END-USERS     $18.34       $14.52      $15.45     $12.43      $11.04

NUMBER OF DATA CENTER END-USERS                         114,500      163,000     226,000    412,000     552,000

NUMBER OF DATA CENTER END-USER ACCOUNTS                 181,000      254,000     347,000    570,000     709,000

(1) Excludes merger related costs, stock option compensation expense, acquired in-process research and development and non-cash marketing expense.


SOURCE: S1 Corporation